N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Envision Growth

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,330		0.01		136,518	10.31
Class B	0		0		188,828	10.31
Class C	0		0		40,179		10.31
Class I	2		0.01		100		10.31

Evergreen Envision Growth and Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	9,683	 0.04	 272,147	10.07
Class B	3,113	0.03	124,089	10.06
Class C	1,098	  0.03	   32,513	10.06
Class I	4	 0.04	    100	10.07



Evergreen Envision Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	427		0.04		10,086		10.06
Class B	2,087		0.03		69,346		10.06
Class C	1,159		0.04		28,779		10.05
Class I	5		0.05		100		10.06

Evergreen Asset Allocation Fund

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		244,824,127	14.24
Class B	0		0		132,954,488	14.04
Class C	0		0		262,419,776	13.80
Class I	0		0		16,041,715	14.33
Class R	0		0		550,761	14.15

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